Exhibit 99.1

CTN MEDIA GROUP ANNOUNCES PRELIMINARY DISCUSSIONS
REGARDING POSSIBLE STRATEGIC TRANSACTIONS

June 27, 2002

As part of its ongoing effort to secure capital, CTN Media Group, Inc. (the “Company”) (NASDAQ:  UCTN) today announces that it is in preliminary discussions with various parties, including several significant companies in the media industry, regarding a possible combination, capital raising or other strategic transaction.  There has been no understanding or agreement reached with any party regarding any transaction.  Further, there is no assurance that any transaction will occur or, if a transaction does occur, that the terms will be favorable.  Due to the high level of uncertainty concerning this matter, the Company does not intend to publicly comment on this subject unless there is a proposed transaction that is approved by the Company’s Board of Directors.

For further information, please contact Thomas Rocco, President at (212) 980-6600 or Patrick Doran, Chief Financial Officer at (404) 256-4444.